Exhibit 10.20

GAS SUPPLY AGREEMENT

THIS GAS SUPPLY AGREEMENT (“Agreement”) is made this 18th day of April 2007, by and between NAMI RESOURCES COMPANY L.L.C., a Kentucky limited liability company, herein called “Buyer”, and TRUST ENERGY COMPANY, LLC, a Kentucky limited liability company, herein called “Supplier”.

WITNESSETH THAT:

WHEREAS, Buyer is a party to the gas supply contract a true and complete copy of which is attached hereto as Exhibit A (the “Contract”); and

WHEREAS, as part of the restructuring of the business of Buyer, Buyer has conveyed to Supplier the wells and natural gas reserves that the Buyer previously used to supply the Contracts; and

WHEREAS, the parties have agreed that Supplier will provide the gas for, and perform certain other obligations of Buyer under the NRC Contract, pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual benefits, covenants, and agreements herein contained, and other good and valuable consideration, Buyer and Supplier hereby covenant and agree as follows:

ARTICLE I

PERFORMANCE OF THE NRC CONTRACT

1.1           Supplier will perform all of the gas supply obligations of Buyer under the NRC Contract, including without limitation, supplying natural gas as provided thereunder, in such amounts, at such times, and at such delivery points as may be provided in the NRC

Contract.  The natural gas to be provided by Supplier hereunder is sometimes referred to as the “Gas.”

1.2           Supplier shall provide the Gas, to the extent possible, from its wells in its natural gas fields closest to the delivery point(s).

1.3           Buyer will arrange and pay for the necessary transportation of the Gas on the gathering transportation system of Vinland Energy Gathering, LLC.

1.4           On or before the 20th day of the month following any month in which Supplier provides Gas, Supplier will provide Buyer with a complete and accurate report of all Gas supplied pursuant to each such Contract.  Supplier will provide Buyer such other information as may be necessary pursuant to the terms of any Contract to allow Buyer to invoice the purchaser under each Contract and to satisfy such other obligations to provide information as the Buyer may have pursuant to such Contract.

ARTICLE II

PRICE

2.1           Buyer will pay Supplier an amount equal to the amount of Gas so supplied in the relevant month (stated in mcfs or dekatherms as appropriate) times Supplier’s floating hedged gas price applicable for the period during which the Gas was supplied.

ARTICLE III

TERM

3.1           This Agreement shall be in force until the expiration or other termination of all of the Contracts.  Provided, however, Buyer may terminate this Agreement upon thirty (30) days written notice to Supplier.

ARTICLE IV

BILLINGS AND PAYMENTS

4.1           On or before the 20th day of the month following the calendar month in which Supplier provides Gas hereunder, Supplier shall provide buyer with a statement showing the amount of Gas supplied under each Contract and Supplier’s floating hedged gas price for such period.

4.2           Payment shall be made by Buyer to Supplier on or before the 20th day after Buyer’s receipt of the statement referenced in Section 4.1, above.

4.3           If any overcharge or undercharge in any form whatsoever shall at any time be found after the bill therefore has been paid, Supplier shall refund the amount of any overcharge received by Supplier, and Buyer shall pay the amount of any undercharge, within thirty (30) days after final determination thereof; provided however, no retroactive adjustment will be made for any overcharge or undercharge beyond a period of twenty-four (24) months from the date a discrepancy occurred.

4.4           If payment from Buyer to Supplier for gas sold under the terms herein, is delayed for more than twenty (20) days after it is due, then such amount due shall accrue interest at the Citibank, N.A. prime interest rate in effect at the time the amount became due, plus two percent (2%), and Supplier may at its sole option suspend deliveries of gas until such payment is made.

ARTICLE V

QUALITY AND MEASUREMENT OF GAS

5.1           All natural gas delivered by Supplier hereunder shall substantially conform to the standard contract quality specifications of the relevant Contract.  Buyer shall have no liability to Supplier, should Supplier fail to deliver natural gas which substantially satisfies the specifications of the relevant Contract.

ARTICLE VI
WARRANTY OF TITLE

6.1           Supplier warrants that it will at the time of delivery hereunder have good title to the Gas, free and clear of all liens, encumbrances and claims whatsoever.

ARTICLE VII
TAXES

7.1           Supplier shall pay or cause to be paid all taxes (including without limitation production and severance taxes) lawfully levied on Supplier, or otherwise to be borne contractually by Supplier, and applicable to the gas delivered hereunder prior to its delivery to Buyer at the Delivery Point(s).  Buyer shall pay all taxes lawfully levied on Buyer applicable to such gas after delivery to or for the account of Buyer at the Delivery Point(s).

ARTICLE VIII
FORCE MAJEURE

8.1           No failure or delay in performance, whether in whole or in part, by either Supplier or Buyer shall be deemed to be in breach hereof when: (a) such failure or delay is occasioned by or due to any act of God, strike, lockout, act of public enemy, sabotage, war (whether or not an actual declaration is made thereof), blockade, insurrection, riot, epidemic, landslide, lightning, earthquake, flood, storm, fire, civil disturbance, inability of either party to obtain any necessary and material permit and the act of any court of governmental authority, or other cause beyond the reasonable control of Buyer or Supplier, as applicable, (each a “Force Majeure Event); and (b) the affected party gives prompt written notice with reasonably complete particulars to the other party.  It is expressly agreed that Supplier’s ability to sell gas dedicated to

Buyer under this Agreement at a higher price to any other party, or Buyer’s ability to purchase gas at a lower price from any party shall not constitute Force Majeure Event.  No Force Majeure Event shall relive any party from its obligations to make payments of amounts then due under this Agreement.  In the event of a Force Majeure Event, the obligations of the party giving notice of same shall be suspended insofar as such performance is affected by the Force Majeure Event, during the continuance of such Force Majeure Event, but for no longer period and to no greater extent, and such cause shall be remedied with all reasonable dispatch.

ARTICLE IX
GOVERNMENTAL RULES, REGULATIONS, AND AUTHORIZATIONS

9.1           This Agreement shall be subject to all valid laws, order, directives, rules and regulations of any governmental body, agency, or official having jurisdiction in the premises whether state or federal.

ARTICLE X
ASSIGNMENT

10.1         This Agreement shall extend to and be binding upon the parties, their heirs, administrators, successors, and assigns, but neither party shall assign or transfer any of its rights or obligations hereto without the consent to the other party, which consent shall not be unreasonably withheld.  No transfer of or succession to the interest of either party hereunder, wholly or partially, shall affect or bind the other party until it shall have been furnished with written notice and a true copy of such assignment or with other proper proof that the claimant is legally entitled to such interest.  Notwithstanding the forgoing, nothing herein contained shall in any way prevent either party hereto from pledging or mortgaging all or any part of such party’s property as security for any mortgage, deed of trust, or other similar lien or from pledging this Agreement or any benefits accruing hereunder to the party making the pledge.

ARTICLE XI
NOTICE

11.1         Whenever, under the terms of this Agreement, any notice is required or permitted to be given by one party to the other, such notice shall be given in writing and shall be deemed to have been sufficiently given for all purposes if given by telefax (receipt/answer-back acknowledged), delivered by courier, or if mailed, postage prepaid, to the parties at the address set forth in paragraphs 11.2 and 11.3 below.  Notice shall be effective when actually received.

11.2         The address of Buyer for the purpose of all notices, payments and communications hereunder, unless another address is designated by Supplier in writing, shall be:

NAMI RESOURCES COMPANY L.L.C.
104 Nami Plaza, Suite 1
London, Kentucky 40741

11.3         The address of Supplier for the purposes of all notices, payments and communications hereunder, unless another address is designated by Buyer in writing, shall be:

TRUST ENERGY COMPANY, LLC
7700 San Felipe, Suite 485
Houston, Texas 77063

ARTICLE XII
MISCELLANEOUS

12.1         No waiver by Buyer or Supplier of any default of the other under this Agreement shall operate as waiver of any future default, whether of a like or different character.

12.2         This Agreement, and the exhibits hereto, contain the entire Agreement between the parties and there no oral promises, agreements or warranties affecting it.  No modification or amendment of this Agreement shall be binding on either party unless in writing and executed by the parties.

12.3         As to all matters of construction and interpretation, this Agreement shall be interpreted, construed and governed by the laws of the Commonwealth of Kentucky, without regard to principles or conflicts of law otherwise applicable to such termination.

12.4         The numbering and titling of particular provisions of this Agreement is for the purposes of facilitating administration and shall not be construed as having any substantive effect on the terms of this Agreement.

12.5         The exhibits hereto and the provisions contained therein shall constitute a part of this Agreement.

IN WITNESS WHEREOF, this instrument is executed as of the date first above mentioned.

TRUST ENERGY COMPANY, LLC.

By:	/s/ Majeed S. Nami

Title: Manager

NAMI RESOURCES COMPANY L.L.C.

By:	/s/ Majeed S. Nami

Title: Manager